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                                  Exhibit 21

                  Subsidiaries of Prism Financial Corporation

     Prism Financial Corporation, a Delaware corporation, owns all the outstanding equity interests of the following entities:

         .  Prism Mortgage Company, an Illinois corporation

              Pacific Guarantee Mortgage Corporation, a California corporation

                Valley Financial Acquisition Corporation, a Delaware corporation

              Mortgage Market, Inc., an Oregon corporation

              PointSource Financial, L.L.C., an Illinois limited liability company

              Illinois Guaranty Title, L.L.C., an Illinois limited liability company

              Lender's Mortgage Services, L.L.C., an Illinois limited
                   liability company

              First City Financial Corporation, a Colorado corporation

              MEI Acquisition Corporation, a Delaware corporation


         .  Prism/Apollo, Inc., a Delaware corporation